Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Second Quarter and Year-to-Date 2017 Results

Consistent Execution of Strategic Objectives Drives Increased Net Earnings and Margins

SUSSEX, WI, August 1, 2017 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company") today reported results for its second quarter ending June 30, 2017.

Financial Highlights

•	Increased second quarter 2017 net earnings to $7 million and diluted earnings per share to $0.13 on net sales of $963 million.

•	Increased second quarter 2017 Non-GAAP Adjusted EBITDA margin by 50 basis points to 10.0% on Non-GAAP Adjusted EBITDA of $97 million.

•	Increased second quarter 2017 Non-GAAP Adjusted Diluted Earnings per Share by $0.21 to $0.24.

•	Achieved year-to-date cash flow from operations of $112 million and generated $69 million of Non-GAAP Free Cash Flow, both in-line with expectations.

•	Reduced debt and capital leases by $53 million, or 5%, through the first six months of 2017 and improved Debt Leverage Ratio to 2.25x from 2.36x at December 31, 2016.

•	Declares quarterly dividend of $0.30 per share.
“Our second quarter results were in-line with our expectations and reflect our consistent, disciplined approach to improving productivity and sustainably reducing costs, which helps us remain the industry’s high-quality, low-cost producer,” said Joel Quadracci, Chairman, President & CEO of Quad/Graphics. “We continue our strategic transformation into a marketing services provider that helps brand owners market their products, services and content more efficiently and effectively. We do this by leveraging our strong print foundation in combination with our deep expertise in workflow re-engineering and optimization, content management and data-driven marketing, including personalization, across all media channels. This transformation, which we refer to as ‘Quad 3.0,’ creates significant value for our clients by addressing their urgent marketing needs to improve process efficiencies and spend effectiveness. Our scalable solutions allow clients to create more content for more channels faster, with fewer resources, and iteratively update that content quickly based on consumer behavior. National Geographic Partners is among a growing list of publishers, marketers and retailers now capitalizing on our expertise in workflow optimization and content management solutions. In addition to awarding us comprehensive production services, including paper procurement and prepress, National Geographic Partners also extended and expanded the amount of printing we do for them under contract. This is a prime example of how Quad/Graphics is driving substantial downstream revenue in our business from offering upstream efficiency-focused services.”

Summary Results

Net earnings improved during the second quarter of 2017 to $7 million, a $15 million increase, versus an $8 million net loss in 2016, despite a 6.7% decrease in net sales to $963 million. Organic sales decreased 4.8% due to ongoing industry volume and pricing pressures after excluding pass-through paper sales (-1.7% impact) and foreign exchange (-0.2% impact). The organic sales decrease is consistent with the Company’s previous guidance. Diluted earnings per share improved to $0.13 compared to a $0.16 loss in 2016 primarily due to lower depreciation and amortization, and cost reductions and productivity improvement activities. Second quarter 2017 Non-GAAP Adjusted EBITDA decreased $1 million to $97 million compared to $98 million in 2016; however, Adjusted EBITDA margin improved to 10.0% from 9.5% in 2016. Non-GAAP Adjusted Diluted Earnings per Share improved by $0.21 during the second quarter 2017 to $0.24. The improvement in Adjusted EBITDA margin and Adjusted Diluted Earnings per Share was primarily due to cost reductions and productivity improvement activities.

Net earnings improved for the six months ended June 30, 2017, to $32 million, a $36 million increase, versus a $4 million net loss in 2016, despite a 5.4% decrease in net sales to $2.0 billion. Organic sales decreased 3.7% due to ongoing industry volume and pricing pressures after excluding pass-through paper sales (-1.5% impact) and foreign exchange (-0.2% impact). Diluted earnings per share improved to $0.62 during the six months ended June 30, 2017, compared to a $0.08 loss in 2016. Year-to-date Non-GAAP Adjusted EBITDA was $218 million, flat with 2016, and Adjusted EBITDA margin improved to 11.1% as compared to 10.5% in 2016. Year-to-date Non-GAAP Adjusted Diluted Earnings per Share improved by $0.47 to $0.76.

GAAP net cash provided by operating activities was $112 million for the first six months of 2017, a decrease of $107 million from 2016. Free Cash Flow was $69 million compared with $179 million for the previous year. This decrease over prior year was due to an expected reduction in benefits from ongoing working capital improvements, and a reduction in employee-related liabilities.

“We delivered second quarter results in-line with our expectations and, as we enter the seasonally busy second half of the year, we remain on track to deliver on our 2017 financial guidance,” said Dave Honan, Executive Vice President and Chief Financial Officer for Quad/Graphics. “As the industry’s high-quality, low-cost producer, we will continue to drive EBITDA enhancement through ongoing sustainable cost reductions and productivity improvements while remaining focused on our Quad 3.0 transformation. Equally important, we continue to focus on strengthening an already healthy balance sheet through ongoing debt reduction, while also continuing to invest in our business to accelerate our transformation and return capital to our shareholders through our quarterly dividend, among other priorities.”

Quad/Graphics’ next quarterly dividend of $0.30 per share will be payable on September 1, 2017, to shareholders of record as of August 21, 2017.

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET on Wednesday, August 2, to discuss second quarter and year-to-date 2017 results. The call will be hosted by Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer, and Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad/Graphics' website at http://investors.qg.com.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10109206. Participants will be given a unique PIN to gain immediate access to the call on August 2, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10109206

The playback will be available until September 2, 2017.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the impact of electronic media and similar technological changes, including digital substitution by consumers; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of changing future economic conditions; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the failure to attract and retain qualified production personnel; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of changes in postal rates, service levels or regulations; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the fragility and decline in overall distribution channels, including newspaper distribution channels; the impact of the various restrictive covenants in the Company's debt facilities on the Company's ability to operate its business; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. Adjusted EBITDA is defined as net earnings (loss) excluding interest expense, income tax expense (benefit), depreciation and amortization, restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, and equity in loss of unconsolidated entity. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA. Adjusted Diluted Earnings Per Share is defined as net earnings (loss) excluding restructuring, impairment and transaction-related charges, loss (gain) on debt extinguishment, equity in loss of unconsolidated entity and discrete income tax items, divided by diluted weighted average number of common shares outstanding.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad/Graphics

Quad/Graphics (NYSE: QUAD) is a global marketing services provider that helps brand owners market their products, services and content more efficiently and effectively. To do this, the Company leverages its strong print foundation in combination with its deep expertise in workflow re-engineering and optimization, content management and data-driven marketing, including personalization, across all media channels.  With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, Quad has the resources and knowledge to help a wide variety of clients in multiple vertical industries, including retail, publishing and healthcare. Quad/Graphics provides a diverse range of digital and print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world.

Investor Relations Contact:
Kyle Egan
Senior Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
kegan@qg.com

Media Contact:
Claire Ho
Corporate Communications, Quad/Graphics
414-566-2955
cho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2017	2016
Net sales	$963.2	$1,032.3

Cost of sales	765.0	821.0
Selling, general and administrative expenses	101.7	113.0
Depreciation and amortization	58.5	77.6
Restructuring, impairment and transaction-related charges	5.3	7.4
Total operating expenses	930.5	1,019.0

Operating income	$32.7	$13.3

Interest expense	17.6	18.6

Earnings (loss) before income taxes and equity in loss of unconsolidated entity	15.1	(5.3)

Income tax expense	8.3	1.0

Earnings (loss) before equity in loss of unconsolidated entity	6.8	(6.3)

Equity in loss of unconsolidated entity	0.1	1.4

Net earnings (loss)	$6.7	$(7.7)

Earnings (loss) per share
Basic	$0.14	$(0.16)
Diluted	$0.13	$(0.16)

Weighted average number of common shares outstanding
Basic	49.5	47.4
Diluted	51.7	47.4

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
Net sales	$1,961.8	$2,074.8

Cost of sales	1,546.1	1,624.5
Selling, general and administrative expenses	197.7	232.0
Depreciation and amortization	117.2	155.7
Restructuring, impairment and transaction-related charges	14.5	36.3
Total operating expenses	1,875.5	2,048.5

Operating income	$86.3	$26.3

Interest expense	35.8	39.3
Loss (gain) on debt extinguishment	2.6	(14.1)

Earnings before income taxes and equity in loss of unconsolidated entity	47.9	1.1

Income tax expense	15.0	2.7

Earnings (loss) before equity in loss of unconsolidated entity	32.9	(1.6)

Equity in loss of unconsolidated entity	0.8	2.3

Net earnings (loss)	$32.1	$(3.9)

Earnings (loss) per share
Basic	$0.65	$(0.08)
Diluted	$0.62	$(0.08)

Weighted average number of common shares outstanding
Basic	49.3	47.5
Diluted	51.6	47.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2017 and December 31, 2016
(in millions)
(UNAUDITED)

	June 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$8.7	$9.0
Receivables, less allowances for doubtful accounts	508.6	563.6
Inventories	264.4	265.4
Prepaid expenses and other current assets	41.7	54.4
Restricted cash	2.0	10.2
Total current assets	825.4	902.6

Property, plant and equipment—net	1,458.1	1,519.9
Intangible assets—net	52.0	59.7
Equity method investment in unconsolidated entity	2.8	3.6
Other long-term assets	93.5	84.3
Total assets	$2,431.8	$2,570.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$299.0	$323.5
Amounts owing in satisfaction of bankruptcy claims	2.1	2.3
Accrued liabilities	295.3	356.7
Short-term debt and current portion of long-term debt	68.6	84.7
Current portion of capital lease obligations	6.7	7.4
Total current liabilities	671.7	774.6

Long-term debt	986.4	1,019.8
Unsecured notes to be issued	0.9	5.4
Capital lease obligations	16.1	18.9
Deferred income taxes	41.5	35.3
Other long-term liabilities	256.4	274.6
Total liabilities	1,973.0	2,128.6

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	900.5	912.4
Treasury stock, at cost	(95.2)	(113.3)
Accumulated deficit	(206.3)	(206.4)
Accumulated other comprehensive loss	(141.6)	(152.6)
Total shareholders' equity	458.8	441.5
Total liabilities and shareholders' equity	$2,431.8	$2,570.1

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2017 and 2016
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
OPERATING ACTIVITIES
Net earnings (loss)	$32.1	$(3.9)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation and amortization	117.2	155.7
Impairment charges	0.7	16.8
Loss (gain) on debt extinguishment	2.6	(14.1)
Stock-based compensation	9.7	8.2
Gain from a property insurance claim	(5.0)	—
Gain on sale or disposal of property, plant and equipment	(7.1)	(6.3)
Deferred income taxes	6.4	(1.5)
Other non-cash adjustments to net earnings	2.6	4.5
Changes in operating assets and liabilities	(47.0)	60.2
Net cash provided by operating activities	112.2	219.6

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(42.8)	(40.6)
Cost investment in unconsolidated entities	—	(9.9)
Proceeds from the sale of property, plant and equipment	21.8	10.8
Proceeds from a property insurance claim	5.0	—
Transfers from restricted cash	8.1	—
Loan to an unconsolidated entity	(5.0)	—
Acquisition of businesses	—	(0.9)
Net cash used in investing activities	(12.9)	(40.6)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	375.0	19.7
Payments of long-term debt	(409.2)	(148.6)
Payments of capital lease obligations	(4.2)	(2.6)
Borrowings on revolving credit facilities	270.6	488.3
Payments on revolving credit facilities	(287.4)	(499.1)
Payments of debt issuance costs and financing fees	(4.7)	(0.1)
Bankruptcy claim payments on unsecured notes to be issued	(4.1)	(0.2)
Purchases of treasury stock	—	(8.8)
Sale of stock for options exercised	2.4	1.7
Equity awards redeemed to pay employees' tax obligations	(5.9)	(1.4)
Payment of cash dividends	(31.7)	(29.5)
Net cash used in financing activities	(99.2)	(180.6)

Effect of exchange rates on cash and cash equivalents	(0.4)	(0.5)
Net decrease in cash and cash equivalents	(0.3)	(2.1)
Cash and cash equivalents at beginning of period	9.0	10.8
Cash and cash equivalents at end of period	$8.7	$8.7

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2017 and 2016
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)
Three months ended June 30, 2017
United States Print and Related Services	$872.3	$40.7	$2.8
International	90.9	3.3	1.8
Total operating segments	963.2	44.0	4.6
Corporate	—	(11.3)	0.7
Total	$963.2	$32.7	$5.3

Three months ended June 30, 2016
United States Print and Related Services	$926.9	$29.5	$4.3
International	105.4	(1.4)	1.7
Total operating segments	1,032.3	28.1	6.0
Corporate	—	(14.8)	1.4
Total	$1,032.3	$13.3	$7.4

Six months ended June 30, 2017
United States Print and Related Services	$1,774.5	$103.2	$9.9
International	187.3	8.1	2.8
Total operating segments	1,961.8	111.3	12.7
Corporate	—	(25.0)	1.8
Total	$1,961.8	$86.3	$14.5

Six months ended June 30, 2016
United States Print and Related Services	$1,877.4	$56.0	$31.6
International	197.4	2.0	2.0
Total operating segments	2,074.8	58.0	33.6
Corporate	—	(31.7)	2.7
Total	$2,074.8	$26.3	$36.3
______________________________

(1)	Restructuring, impairment and transaction-related charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended June 30, 2017 and 2016
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended June 30,
	2017	2016
Net earnings (loss)	$6.7	$(7.7)
Interest expense	17.6	18.6
Income tax expense	8.3	1.0
Depreciation and amortization	58.5	77.6
EBITDA (Non-GAAP)	$91.1	$89.5
EBITDA Margin (Non-GAAP)	9.5%	8.7%

Restructuring, impairment and transaction-related charges (1)	5.3	7.4
Equity in loss of unconsolidated entity (2)	0.1	1.4
Adjusted EBITDA (Non-GAAP)	$96.5	$98.3
Adjusted EBITDA Margin (Non-GAAP)	10.0%	9.5%
______________________________

(1)	Operating results for the three months ended June 30, 2017 and 2016, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended June 30,
	2017	2016
Employee termination charges (a)	$3.0	$1.7
Impairment charges (b)	0.3	0.1
Transaction-related charges (c)	0.4	0.9
Other restructuring charges (d)	1.6	4.7
Restructuring, impairment and transaction-related charges	$5.3	$7.4
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges, net of a gain on sale of facilities.

(2)
The equity in loss of unconsolidated entity includes the results of operations for an investment in an entity where Quad/Graphics has the ability to exert significant influence, but not control, which is accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Six Months Ended June 30, 2017 and 2016
(in millions, except margin data)
(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
Net earnings (loss)	$32.1	$(3.9)
Interest expense	35.8	39.3
Income tax expense	15.0	2.7
Depreciation and amortization	117.2	155.7
EBITDA (Non-GAAP)	$200.1	$193.8
EBITDA Margin (Non-GAAP)	10.2%	9.3%

Restructuring, impairment and transaction-related charges (1)	14.5	36.3
Loss (gain) on debt extinguishment (2)	2.6	(14.1)
Equity in loss of unconsolidated entity (3)	0.8	2.3
Adjusted EBITDA (Non-GAAP)	$218.0	$218.3
Adjusted EBITDA Margin (Non-GAAP)	11.1%	10.5%
______________________________

(1)	Operating results for the six months ended June 30, 2017 and 2016, were affected by the following restructuring, impairment and transaction-related charges:

	Six Months Ended June 30,
	2017	2016
Employee termination charges (a)	$5.9	$6.6
Impairment charges (b)	0.7	16.8
Transaction-related charges (c)	1.2	1.5
Integration costs (d)	—	0.1
Other restructuring charges (e)	6.7	11.3
Restructuring, impairment and transaction-related charges	$14.5	$36.3
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)	Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(e)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges, net of a gain on sale of facilities.

(2)
The $2.6 million loss on debt extinguishment recorded during the six months ended June 30, 2017, relates to the second amendment to the Company's April 28, 2014 Senior Secured Credit Facility, completed on February 10, 2017. The $14.1 million gain on debt extinguishment recorded during the six months ended June 30, 2016, primarily relates to the $56.5 million repurchase of unsecured 7.0% senior notes due May 1, 2022.

(3)
The equity in loss of unconsolidated entity includes the results of operations for an investment in an entity where Quad/Graphics has the ability to exert significant influence, but not control, which is accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Six Months Ended June 30, 2017 and 2016
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
Net cash provided by operating activities	$112.2	$219.6

Less: purchases of property, plant and equipment	(42.8)	(40.6)

Free Cash Flow (Non-GAAP)	$69.4	$179.0

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of June 30, 2017 and December 31, 2016
(in millions, except ratio)
(UNAUDITED)

	June 30, 2017		December 31, 2016
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,077.8		$1,130.8

Divided by: Trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	$479.8		$480.1

Debt Leverage Ratio (Non-GAAP)	2.25	x	2.36	x
______________________________

(1)	The calculation of Adjusted EBITDA for the trailing twelve months ended June 30, 2017, and December 31, 2016, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Six Months Ended
	December 31, 2016 (a)	June 30, 2017	June 30, 2016	June 30, 2017
Net earnings (loss)	$44.9	$32.1	$(3.9)	$80.9
Interest expense	77.2	35.8	39.3	73.7
Income tax expense	13.0	15.0	2.7	25.3
Depreciation and amortization	277.1	117.2	155.7	238.6
EBITDA (Non-GAAP)	$412.2	$200.1	$193.8	$418.5
Restructuring, impairment and transaction-related charges	80.6	14.5	36.3	58.8
Loss (gain) on debt extinguishment	(14.1)	2.6	(14.1)	2.6
Equity in loss (gain) of unconsolidated entity	1.4	0.8	2.3	(0.1)
Adjusted EBITDA (Non-GAAP)	$480.1	$218.0	$218.3	$479.8
______________________________

(a)	Financial information for the year ended December 31, 2016, is included as reported in the Company's 2016 Annual Report on Form 10-K filed with the SEC on February 22, 2017.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Three Months Ended June 30, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2017	2016
Earnings (loss) before income taxes and equity in loss of unconsolidated entity	$15.1	$(5.3)

Restructuring, impairment and transaction-related charges	5.3	7.4
	20.4	2.1

Income tax expense at 40% normalized tax rate	8.2	0.8
Adjusted net earnings (Non-GAAP)	$12.2	$1.3

Basic weighted average number of common shares outstanding	49.5	47.4
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	2.2	1.7
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.7	49.1

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.24	$0.03

Diluted Earnings (Loss) Per Share (GAAP)	$0.13	$(0.16)
Restructuring, impairment and transaction-related charges per share	0.11	0.15
Income tax expense from condensed consolidated statement of operations per share	0.16	0.02
Income tax expense at 40% normalized tax rate per share	(0.16)	(0.02)
Equity in loss of unconsolidated entity from condensed consolidated statement of operations per share	—	0.03
GAAP to Non-GAAP diluted impact per share	—	0.01
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.24	$0.03
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) discrete income tax items; and (iii) equity in loss of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS PER SHARE
For the Six Months Ended June 30, 2017 and 2016
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2017	2016
Earnings before income taxes and equity in loss of unconsolidated entity	$47.9	$1.1

Restructuring, impairment and transaction-related charges	14.5	36.3
Loss (gain) on debt extinguishment	2.6	(14.1)
	65.0	23.3

Income tax expense at 40% normalized tax rate	26.0	9.3
Adjusted net earnings (Non-GAAP)	$39.0	$14.0

Basic weighted average number of common shares outstanding	49.3	47.5
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	2.3	1.1
Diluted weighted average number of common shares outstanding (Non-GAAP)	51.6	48.6

Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.76	$0.29

Diluted Earnings (Loss) Per Share (GAAP)	$0.62	$(0.08)
Restructuring, impairment and transaction-related charges per share	0.28	0.75
Loss (gain) on debt extinguishment per share	0.05	(0.29)
Income tax expense from condensed consolidated statement of operations per share	0.29	0.05
Income tax expense at 40% normalized tax rate per share	(0.50)	(0.19)
Equity in loss of unconsolidated entity from condensed consolidated statement of operations per share	0.02	0.05
Adjusted Diluted Earnings Per Share (Non-GAAP) (1)	$0.76	$0.29
______________________________

(1)
Adjusted Diluted Earnings Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) loss (gain) on debt extinguishment; (iii) discrete income tax items; and (iv) equity in loss of unconsolidated entity.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.